EXHIBIT A

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION dated as of __________, 2002 (the "Agreement"), between and among The Advisors' Inner Circle Fund ("AIC Trust"), a Massachusetts business trust, with its principal place of business at 101 Federal Street, Boston, MA 02110, with regard to its CRA Realty Shares Portfolio (the "Acquired Fund") and ING Equity Trust ("ING Equity Trust"), a Massachusetts business trust, with its principal place of business at 7337 E. Doubletree Ranch Road, Scottsdale, AZ 85258 with regard to its ING Real Estate Fund (the "Acquiring Fund").

         WHEREAS, AIC Trust was organized on July 18, 1991 under Massachusetts law as a business trust under an Agreement and Declaration of Trust. AIC Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). AIC Trust has authorized two classes of shares of the Acquired Fund: Institutional Class Shares and Class A Shares. The Acquired Fund is a validly existing series of AIC Trust and has only Institutional Class Shares issued and outstanding;

         WHEREAS, ING Equity Trust was organized on June 12, 1998 under Massachusetts law as a business trust under a Declaration of Trust. ING Equity Trust is an open-end management investment company registered under the 1940 Act. ING Equity Trust has authorized capital consisting of an unlimited number of shares of beneficial interest with par value of separate series of ING
Equity Trust. The Acquiring Fund is a duly organized and validly existing series of ING Equity Trust;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto agree to effect the transfer of all of the assets of the Acquired Fund solely in exchange for the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and shares of beneficial interest of Class I Shares of the Acquiring Fund ("Acquiring Fund Shares") followed by the distribution, at the Effective Time (as defined in Section 12 of this Agreement), of such Acquiring Fund Shares to the holders of Institutional Class Shares of the Acquired Fund ("Acquired Fund Shares") on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. The parties hereto covenant and agree as follows:

         1. PLAN OF REORGANIZATION. At the Effective Time, the Acquired Fund will assign, deliver and otherwise transfer all of its assets and goods and marketable title thereto, and assign all of the liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Valuation Time (the "Statement of Assets and Liabilities") to the Acquiring Fund free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and the Acquiring Fund shall acquire all assets, and shall assume all liabilities of the Acquired Fund, in exchange for delivery to the Acquired Fund by the Acquiring Fund of a number of Acquiring Fund Shares (both full and fractional) equivalent in number and value to the Acquired Fund Shares outstanding immediately prior to the Effective Time. Shareholders of record of

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Institutional Class Shares of the Acquired Fund at the Effective Time
will be credited with full and fractional Class I Shares of the Acquiring Fund. The assets and liabilities of the Acquired Fund shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations and duties of the Acquired Fund, to the extent that they exist at or after the Effective Time shall after the Effective Time attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund. The events outlined in this Section 1 are the "Reorganization."

         2.       TRANSFER OF ASSETS.
                 (a) The assets of the Acquired Fund to be acquired by the Acquiring Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund and other property owned by the Acquired Fund at the Effective Time.


                  (b) The Acquired Fund shall direct First Union National Bank, as custodian for the Acquired Fund (the "Custodian"), to deliver, at or prior to the Effective Time, a certificate of an authorized officer stating that: (i) assets have been delivered in proper form to the Acquiring Fund within two business days prior to or at the Effective Time, and (ii) all necessary taxes in connection with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented for examination by the Custodian to the custodian for the Acquiring Fund no later than five business days preceding the Effective Time, and shall be transferred and delivered by the Acquired Fund prior to or as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver prior to or as of the Effective Time by book entry, in accordance with the customary practices of any securities depository, as defined in Rule 17f-4 under the 1940 Act, in which the Acquired Fund's assets are deposited and the Custodian, the Acquired Fund's assets deposited with such depositories. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds prior to or as of the Effective Time.

                  (c) The Acquired Fund shall direct Forum Financial Systems, Inc. (the "Transfer Agent"), on behalf of the Acquired Fund, to deliver prior to or as of the Effective Time a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Institutional Class shares owned by each shareholder immediately prior to the Effective Time. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited at the Effective Time to the Secretary of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. No later than the Effective Time each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

         3.       CALCULATIONS.
                  (a) The number of Acquiring Fund Shares issued to the Acquired Fund pursuant to Section 1 hereof will be the number of issued and outstanding Acquired Fund Shares at the Valuation Time.

                  (b) The net asset value of the Acquiring Fund Shares shall be the net asset value of the Acquired Fund's shares at the Valuation Time. The net asset value of Acquired Fund Shares shall be computed at the Valuation Time in the manner set forth in the Acquired Fund's then current prospectus under the Securities Act of 1933 (the "1933 Act").

         4. VALUATION OF ASSETS. The value of the assets of the Acquired Fund shall be the value of such assets computed as of the time at which the Acquired Fund's net asset value is calculated at the Valuation Time (as hereinafter defined). The net asset value of the assets of the Acquired Fund to be transferred to the Acquiring Fund shall be computed by AIC Trust (and shall be subject to adjustment by the amount, if any, agreed to by AIC Trust and the Acquired Fund and ING Equity Trust and the Acquiring Fund). In determining the value of the securities transferred by the Acquired Fund to the Acquiring Fund, each security shall be priced in accordance with the pricing policies and procedures of the Acquired Fund as described in its then current prospectus and statement of additional information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by AIC Trust, provided that such determination shall be subject to the approval of ING Equity Trust. AIC Trust and ING Equity Trust agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Acquiring Fund and those determined in accordance with the pricing policies and procedures of the Acquired Fund.

         5. VALUATION TIME. The valuation time shall be 4:00 p.m., Eastern Time, on November 1, 2002, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "Valuation Time"). Notwithstanding anything

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herein to the contrary, in the event that at the Valuation Time, (a) the New
York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of ING Equity Trust or AIC Trust, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquiring Fund is practicable.

         6. LIQUIDATION OF THE ACQUIRED FUND AND CANCELLATION OF SHARES. At the Effective Time, the Acquired Fund will liquidate and the Acquiring Fund Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Effective Time in exchange for the Acquired Fund Shares and in complete liquidation of the Acquired Fund. Each shareholder of the Acquired Fund will receive a number of Acquiring Fund Shares equal in number and value to the Acquired Fund Shares held by that shareholder, and each Acquiring Fund Share and each Acquired Fund Share will be of equivalent net asset value per share. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of the Acquired Fund that represents the respective number of Acquiring Fund Shares due such shareholder. All of the issued and outstanding shares of the Acquired Fund shall be cancelled on the books of AIC Trust at the Effective Time and shall thereafter represent only the right to receive Acquiring Fund Shares. The Acquired Fund's transfer books shall be closed permanently. AIC Trust also shall take any and all other steps as shall be necessary and proper to effect a complete termination of the Acquired Fund.

         7. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND. The Acquiring Fund represents and warrants to the Acquired Fund as follows:

                  (a) ORGANIZATION, EXISTENCE, ETC. ING Equity Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted.

                   (b) REGISTRATION AS INVESTMENT COMPANY. ING Equity Trust is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

                  (c) SHARES TO BE ISSUED UPON REORGANIZATION. The Acquiring Fund Shares to be issued by the Acquiring Fund in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable by the Trust. Prior to the Effective Time, there shall be no issued and outstanding Acquiring Fund Shares or any other securities issued by the Acquiring Fund.

                  (d) AUTHORITY RELATIVE TO THIS AGREEMENT. ING Equity Trust, on behalf of the Acquiring Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by ING Equity Trust's Board of Trustees, and no other proceedings by the Acquiring Fund

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         are necessary to authorize ING Equity Trust's officers to effectuate this Agreement and the transactions contemplated hereby. The Acquiring Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

                  (e) LIABILITIES. There are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities incurred in the ordinary course of business subsequent to the Effective Time or otherwise disclosed to the Acquired Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Fund. ING Equity Trust's Registration Statement, which is on file with the Securities and Exchange Commission (the "SEC"), does not contain an untrue statement of material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

                  (f) LITIGATION. Except as disclosed to the Acquired Fund, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened which would materially adversely affect the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

                  (g) CONTRACTS. Except for contracts and agreements disclosed to the Acquired Fund, under which no default exists, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquiring Fund.

                  (h) TAXES. As of the Effective Time, all Federal and other tax returns, information returns, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

                  (i) SUBCHAPTER M. For each taxable year of its operation (including the taxable year that includes the Effective Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its federal income tax under Section 852 of the Code, and has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Effective Date.

         8. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUND. The Acquired Fund represents and warrants to the Acquiring Fund as follows:

                  (a) ORGANIZATION, EXISTENCE, ETC. AIC Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted.

                  (b) REGISTRATION AS INVESTMENT COMPANY. AIC Trust is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

                  (c) FINANCIAL STATEMENTS. The audited financial statements of AIC Trust relating to the Acquired Fund for the fiscal year ended October 31, 2001 and unaudited financial statements of AIC Trust relating to the Acquired Fund for the semi-annual period ended April 30, 2001 (the "Acquired Fund's Financial Statements"), as delivered




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                 to the Acquiring Fund, fairly present the financial position of the Acquired Fund as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated. There are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including notes thereto) in accordance with generally accepted accounting principles as of such date not disclosed therein.

                  (d) MARKETABLE TITLE TO ASSETS. The Acquired Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for such assets, the Acquiring Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.

                  (e) AUTHORITY RELATIVE TO THIS AGREEMENT. AIC Trust, on behalf of the Acquired Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by AIC Trust's Board of Trustees, and, except for approval by the shareholders of the Acquired Fund, no other proceedings by that Acquired Fund are necessary to authorize AIC Trust's officers to effectuate this Agreement and the transactions contemplated hereby. The Acquired Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

                  (f) LIABILITIES. There are no liabilities of the Acquired Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Fund's Financial Statements and liabilities incurred in the ordinary course of business prior to the Effective Time, or otherwise disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquired Fund. AIC Trust's Registration Statement, which is on file with the SEC, does not contain an untrue statement of a material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

                  (g) LITIGATION. Except as disclosed to the Acquiring Fund, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Fund, threatened which would materially adversely affect the Acquired Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

                  (h) CONTRACTS. Except for contracts and agreements disclosed to the Acquiring Fund, under which no default exists, the Acquired Fund, at the Effective Time, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

                  (i) TAXES. As of the Effective Time, all Federal and other tax returns and reports of the Acquired Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.


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                  (j) SUBCHAPTER M. For each taxable year of its operation
         (including the taxable year ending on the Effective Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Effective Date, and before the Effective Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Effective Date.

         9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

                  (a) All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, ING Equity Trust shall have received a certificate from the President or Vice President of AIC Trust, dated as of such date, certifying on behalf of AIC Trust that as of such date that the conditions set forth in this clause (a) have been met.

                  (b) The Acquiring Fund shall have received an opinion of counsel on behalf of the Acquired Fund, dated as of the Effective Time, addressed and in form and substance satisfactory to counsel for the Acquiring Fund, to the effect that (i) AIC Trust is duly organized under the laws of the Commonwealth of Massachusetts and the Acquired Fund is a validly existing series of AIC Trust; (ii) AIC Trust is an open-end management investment company registered under the 1940 Act;
         (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action on behalf of AIC Trust and this Agreement has been duly executed and delivered by AIC Trust on behalf of the Acquired Fund and is a valid and binding obligation of AIC Trust on behalf of the Acquired Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally and such counsel shall express no opinion with respect to the application of equitable principles on any proceeding, whether at law or in equity, as to the enforceability of any provision of this Agreement relating to remedies after default, as to availability of any specific or equitable relief of any kind, with respect to the provisions of this Agreement intended to limit liability for a particular matter to a particular Acquired Fund and its assets, including but not limited to Section 21 of this Agreement or with respect to the provisions of this Agreement relating to indemnification; and (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for AIC Trust to enter into this Agreement on behalf of the Acquired Fund or carry out its terms that has not been obtained other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Fund.

                  (c) The Acquired Fund shall have delivered to the Acquiring Fund at the Effective Time the Acquired Fund's Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of AIC Trust as to the aggregate asset value of the Acquired Fund's portfolio securities.

                  (d) At the Effective Time, AIC Trust shall have performed and complied in all

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         material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by AIC Trust prior to or at the Effective Time and ING Equity Trust shall have received a certificate from the President or Vice President of AIC Trust, dated as of such date, certifying on behalf of AIC Trust that the conditions set forth in this clause (d) have been, continue to be, satisfied.

         10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

                  (a) All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, AIC Trust shall have received a certificate from the President or Vice President of ING Equity Trust, dated as of such date, certifying on behalf of ING Equity Trust that as of such date that the conditions set forth in this clause (a) have been met.

                  (b) The Acquired Fund shall have received an opinion of counsel on behalf of the Acquiring Fund, dated as of the Effective Time, addressed and in form and substance satisfactory to counsel for the Acquired Fund, to the effect that: (i)ING Equity Trust is duly organized under the laws of the Commonwealth of Massachusetts and the Acquiring Fund is a validly existing series of ING Equity Trust (ii) ING Equity Trust is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action of ING Equity Trust, on behalf of the Acquiring Fund and this Agreement has been duly executed and delivered by ING Equity Trust, on behalf of the Acquiring Fund and is a valid and binding obligation of ING Equity Trust, on behalf of the Acquiring Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally and such counsel shall express no opinion with respect to the application of equitable principles on any proceeding, whether at law or in equity, as to the enforceability of any provision of this Agreement relating to remedies after default, as to availability of any specific or equitable relief of any kind, with respect to the provisions of this Agreement intended to limit liability for a particular matter to a particular Acquiring Fund and its assets, including but not limited to Section 21 of this Agreement or with respect to the provisions of this Agreement relating to indemnification; (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for ING Equity Trust to enter into this Agreement on behalf of the Acquiring Fund or carry out its terms that has not already been obtained, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquiring Fund; and (v) the Acquiring Fund Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and non-assessable by the Trust.

                  (c) At the Effective Time, ING Equity Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by ING Equity Trust prior to or at the Effective Time and AIC Trust shall have received a certificate from the President or Vice President of ING Equity Trust, dated as of such date, certifying on behalf of ING Equity Trust that the conditions set forth in this clause
         (c) have been, and continue to be, satisfied.

                  (d) The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders: (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period). from the close of its last fiscal year to 4:00 p.m. Eastern Time on the Closing; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.



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          11.     FURTHER  CONDITIONS  PRECEDENT TO OBLIGATIONS OF THE ACQUIRED
FUND AND THE ACQUIRING FUND. The obligations of the Acquired Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

                  (a) With respect to the Acquired Fund, AIC Trust will call a meeting of shareholders to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval by shareholders of the Acquired Fund of this Agreement and the transactions contemplated herein, including the Reorganization and the termination of the Acquired Fund if the Reorganization is consummated. AIC Trust has prepared or will prepare a notice of meeting, form of proxy, and proxy statement (collectively, the "Proxy Materials") to be used in connection with such meeting; provided that the Acquiring Fund has furnished or will furnish information relating to it as is reasonably necessary for the preparation of the Proxy Materials.

                  (b) The Registration Statement on Form N-14 of the Acquiring Fund shall be effective under the 1933 Act and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

                  (c) The shares of the Acquiring Fund shall have been duly qualified for offering to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

                  (d) The Acquired Fund and the Acquiring Fund shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Fund and the Acquiring Fund, based on customary officers' certificates provided by each, substantially to the effect that for Federal income tax purposes:

                           (1) No gain or loss will be recognized by the
                  Acquired Fund upon the transfer of its assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's stated liabilities;

                           (2) No gain or loss will be recognized by the
                  Acquiring Fund on its receipt of Acquired Fund assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities;

                           (3) The basis of the Acquired Fund's assets in the
                  Acquiring Fund's hands will be the same as the basis of those assets in the Acquired Fund's hands immediately before the Effective Time;

                           (4) The Acquiring Fund's holding period for the
                  assets received by the Acquired Fund will include the holding period of those assets in the Acquired Fund's hands immediately before the Effective Time;

                           (5) No gain or loss will be recognized by the
                  Acquired Fund on the

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                  distribution of Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their Acquired Fund Shares;

                           (6) No gain or loss will be recognized by any
                  Acquired Fund shareholder as a result of the Acquired Fund's distribution of Acquiring Fund Shares to such shareholder in exchange for such shareholder's Acquired Fund Shares;

                           (7) The basis of the Acquiring Fund Shares received
                  by each Acquired Fund shareholder will be the same as the adjusted basis of that Acquired Fund shareholder's Acquired Fund Shares surrendered in exchange therefor; and

                           (8) The holding period of the Acquiring Fund Shares
                  received by each Acquired Fund shareholder will include such shareholder's holding period for the Acquired Fund Shares surrendered in exchange therefor, provided that said Acquired Fund Shares were held as capital assets as of the Effective Time.

                  (e) This Agreement and the Reorganization contemplated hereby shall have been approved by at least a majority of the outstanding shares of the Acquired Fund entitled to vote on the matter.

                  (f) The Board of Trustees of ING Equity Trust shall have approved this Agreement and authorized the issuance by the Acquiring Fund of Acquiring Fund Shares at the Effective Time in exchange for the assets of the Acquired Fund pursuant to the terms and provisions of this Agreement.

         12. EFFECTIVE TIME OF THE REORGANIZATION. The exchange of the Acquired Fund's assets for the Acquiring Fund Shares shall be effective as of opening of business on November 4, 2002, or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

         13. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned without penalty by resolution of the Board of Trustees of AIC Trust and/or by resolution of the Board of Trustees of ING Equity Trust, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of both or either Board, make proceeding with the Agreement inadvisable.

         14. AMENDMENT. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Acquired Fund's shareholders under this Agreement to the detriment of such Acquired Fund's shareholders.

         15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

         16. NOTICES. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

if to the Acquiring Fund:                         if to the Acquired Fund:

Kimberly Anderson                                 William E. Zitelli, Esq.
ING Equity Trust                                         SEI Investments Company
7337 E. Doubletree Ranch Road                     One Freedom Valley Drive
Scottsdale, AZ 85258                              Oaks, PA 19456

with a copy to:                                   with a copy to:

Jeffrey S. Puretz, Esq.                           John M. Ford, Esq.
Dechert                                           Morgan, Lewis & Bockius LLP
1775 Eye Street, NW                               1111 Pennsylvania Avenue, NW
Washington, DC 20006                              Washington, DC 20004



         17.      FEES AND EXPENSES.

                  (a) Each of the Acquiring Fund and the Acquired Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

                  (b) Except as otherwise provided for herein, all expenses of the reorganization contemplated by this Agreement will be borne by ING Investments, LLC, on behalf of the Acquired Fund. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Materials under the 1934 Act; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Acquired Fund's shareholders are resident as of the date of the mailing of the Proxy Materials to such shareholders; (iv) postage; (v) printing; (iv) accounting fees; (vii) legal fees; and
         (viii) solicitation costs related to obtaining shareholder approval of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Acquiring Fund shall pay its own Federal and state registration fees.

         18.      INDEMNIFICATION.

                  (a) ING Equity Trust, out of the assets of the Acquiring Fund shall indemnify, defend and hold harmless the Acquired Fund, AIC Trust, its Board of Trustees, officers, employees and agents (collectively "Acquired Fund Indemnified Parties") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third-party claim, suit, action or proceeding made with the consent of ING Equity Trust, on behalf of the Acquiring Fund, arising from any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, as filed and in effect with the SEC, or any application prepared by ING Equity Trust, on behalf of the Acquiring Fund with any state regulatory agency in connection with the transactions contemplated by this Agreement under the securities laws thereof ("Application"); or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that ING Equity Trust and the Acquiring Fund shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about ING Equity Trust and/or the Acquiring Fund or the transactions contemplated by this Agreement made in the Proxy Materials or any Application.

                  (b) AIC Trust, out of the assets of the Acquired Fund, shall indemnify, defend, and hold harmless the Acquiring Fund, ING Equity Trust, its Board of Trustees, officers, employees and agents ("Acquiring Fund Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquiring Fund Indemnified Parties, including amounts paid by any one or more of the Acquiring Fund Indemnified Parties in a compromise or settlement of any such claim, suit, action or proceeding, or threatened third-party claim, suit, action or proceeding made with the consent of AIC Trust, on behalf of the Acquired Fund (if the Acquired Fund still exists), arising from any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, as filed and in effect with the SEC or any Application; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein and necessary to make the statements therein not misleading; provided, however, that AIC Trust and the Acquired Fund shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about AIC Trust and/or the Acquired Fund or about the transactions contemplated by this Agreement made in the Proxy Materials or any Application.

                  (c) ING Equity Trust, out of the Acquiring Fund's assets, shall indemnify, defend, and hold harmless each of the Acquiring
         Fund's Indemnified Parties from and against any and all losses, claims, damage, liabilities, or expenses including, without limitation, the payment of reasonable legal fees and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquiring Fund Indemnified Parties, including amounts paid by any one or more of the Acquiring Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding, insofar as any such loss, claim, damage, liability, or expense (or actions with respect thereto) arises out of any act, conduct or omission relating to the Acquired Fund prior to the Effective Time.

                  (d) ING Equity Trust, out of the Acquiring Fund's assets, shall indemnify, defend, and hold harmless each of the Acquired Fund's Indemnified Parties from and against any and all losses, claims, damage, liabilities, or expenses including without limitation, the payment of reasonable legal fees and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding, insofar as any such loss, claim, damage, liability, or expense (or actions with respect thereto) arises out of any act, conduct or omission relating to the Acquiring Fund subsequent to the Effective Time.

                  (e) A party seeking indemnification hereunder is hereinafter called the "indemnified party" and the party from whom the indemnified party is seeking indemnification hereunder is hereinafter called the "indemnifying party." Each indemnified party shall notify the indemnifying party in writing within ten (10) days of the receipt by one or more of the indemnified parties of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Section 18, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 18. The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Section 18, or, if it so elects, to assume at its own expense the defense thereof with counsel satisfactory to the indemnified parties; provided, however, if the defendants in any such action include both the indemnifying party and any indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party.

                  (f) Upon receipt of notice from the indemnifying party to the indemnified parties of the election by the indemnifying party to assume the defense of such action, the indemnifying party shall not be liable to such indemnified parties under this Section 18 for any legal or other expenses subsequently incurred by such indemnified parties in connection with the defense thereof unless (i) the indemnified parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel); (ii) the indemnifying party does not employ counsel reasonably satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified parties at its expense.

                  (g) This Section 18 shall survive the termination of this Agreement and for a period of five years following the Effective Date.

         19.      HEADINGS, COUNTERPARTS, ASSIGNMENT.

                  (a) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         20. ENTIRE AGREEMENT. Each of the Acquiring Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

         21. FURTHER ASSURANCES. Each of the Acquiring Fund and the Acquired Fund shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

         22. BINDING NATURE OF AGREEMENT. As provided in AIC Trust's Declaration of Trust on file with the Secretary of the Commonwealth of Massachusetts, this Agreement was executed by the undersigned officers and trustees of AIC Trust, on behalf of the Acquired Fund, as officers and trustees and not individually, and the obligations of this Agreement are not binding upon the undersigned officers and trustees individually, but are binding only upon the assets and property of AIC Trust. Moreover, no series of AIC Trust shall be liable for the obligations of any other series of AIC Trust. This Agreement was executed by the undersigned officers and trustees of ING Equity Trust, on behalf of the Acquiring Fund, as officers and trustees and not individually, and the obligations of this Agreement are not binding upon the undersigned officers and trustees individually, but are binding only upon the assets and property of ING Equity Trust. Moreover, no series of ING Equity Trust shall be liable for the obligations of any other series of ING Equity Trust.



             ING EQUITY TRUST, on behalf of its series, the ING Real Estate Fund

                            By:_____________________

                           Title:____________________



             THE ADVISORS' INNER CIRCLE FUND, on behalf of its series, the CRA
               Realty Shares Portfolio



                            By:_____________________

                           Title:____________________